Exhibit 1.1

RITHM CAPITAL CORP.

AMENDMENT NO. 1 TO THE
DISTRIBUTION AGREEMENT

August 1, 2025

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BTIG, LLC
65 East 55th Street
New York, New York 10022

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Nomura Securities International, Inc.
Worldwide Plaza
309 West 49th Street
New York, New York 10019

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Ladies and Gentlemen:

Reference is made to that certain distribution agreement, dated August 5, 2022 (the “Distribution Agreement”), among BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC and Rithm Capital Corp., a Delaware corporation (the “Company”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Distribution Agreement, of shares of its common stock, par value $0.01 per share (the “Shares”) having an aggregate Gross Sales Price of up to $500,000,000 (the “Issuance Limit”) of which Shares with an aggregate gross sales price of $196,208,193 have been sold by the Company pursuant to the Distribution Agreement as of the date hereof.  All capitalized terms used in this Amendment No. 1 to the Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement.  For the avoidance of doubt, all references to the Distribution Agreement in any document related to the transactions contemplated by the Distribution Agreement shall be to the Distribution Agreement as amended by this Amendment. BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”) and the Company agree as follows:

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A.	Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1.
As contemplated by the Distribution Agreement, from and after the date hereof, the term “Registration Statement” as used in the Distribution Agreement shall include the Company’s registration statement on Form S-3 (No. 333-289162) filed with the Commission on August 1, 2025; and the term “Base Prospectus,” as used in the Distribution Agreement, shall mean the base prospectus included in the Prospectus most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

2.
All references in the Distribution Agreement to “Credit Suisse Securities (USA) LLC” (which entity has elected to terminate the Distribution Agreement as to itself), including its name and address appearing on page 1 of the Distribution Agreement, its name and address for notice appearing in Section 10 of the Distribution Agreement and its name and signature appearing on the signature pages of the Distribution Agreement, shall be deleted, effective as of August 1, 2025, and effective as of August 1, 2025, Credit Suisse Securities (USA) LLC shall not be an Agent under the Distribution Agreement.

3.	As of the date hereof, the first sentence of the first paragraph of the Distribution Agreement is hereby deleted and replaced with the following:

“Rithm Capital Corp., a Delaware corporation (the “Company”), confirms its agreement with each of BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement.”

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4.	As of the date hereof, Section 10 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following:

“Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Fax: (646) 855-3073, with a copy to ECM Legal, Fax: (212) 230-8730, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, (iii) BTIG, LLC, 65 East 55th Street, New York, New York 10022, to the attention of ATM Trading Desk, email BTIGUSATMTrading@btig.com, (iv) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Attention: General Counsel, Facsimile: (646) 291-1469; (v) J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, with a copy to the Legal Department; (vi) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548 (vii) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Capital Markets, (viii) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Email: equityprospectus@rbccm.com, Phone: 877-822-4089; and (ix) Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and, if to the Company, shall be directed to it at Rithm Capital Corp., 799 Broadway, New York, New York 10003, Attn: Philip Sivin (email: psivin@rithmcap.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael Schwartz (email michael.schwartz@skadden.com).”

5.
As of the date hereof, each of Exhibit A, Exhibit B and Exhibit C to the Distribution Agreement is hereby deleted in its entirety and replaced with Exhibit A, Exhibit B or Exhibit C, respectively, attached hereto.

B.	No Other Amendments. Except as set forth in Section A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

C.
Counterparts and Electronic Signatures. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment or the Distribution Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.
Governing Law. THIS AMENDMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AMENDMENT, DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank.]

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If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Amendment No. 1 to the Distribution Agreement in the space provided below.

Very truly yours,

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr.
	Name:	Nicola Santoro, Jr.
	Title:	Chief Financial Officer

[Signature page to Amendment No. 1 to the Distribution Agreement]

Accepted and agreed to as of the date first above written:

BofA Securities, Inc.

By:	/s/ Ray Craig
Name:	Ray Craig
Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Warren Fixmer
Name:	Warren Fixmer
Title:	Managing Director

BTIG, LLC

By:	/s/ Tosh Chandra
Name:	Tosh Chandra
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Hanqiong Jin
Name:	Hanqiong Jin
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director

[Signature page to Amendment No. 1 to the Distribution Agreement]

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
Name:	Jason Eisenhauer
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Sean Wolf
Name:	Sean Wolf
Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director, Co-Head of Spec. Fin.

Wells Fargo Securities, LLC

By:	/s/ Jaime Cohen
Name:	Jaime Cohen
Title:	Managing Director

[Signature page to Amendment No. 1 to the Distribution Agreement]

Exhibit A

Rithm Capital Corp. Common Stock

TERMS AGREEMENT

_____________, 20__

[NAME OF APPLICABLE AGENT]
[ADDRESS OF APPLICABLE AGENT]

Dear Sirs:

Rithm Capital Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated August 5, 2022, as amended August 1, 2025 (the “Distribution Agreement”), between the Company and BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, to issue and sell to [●]1 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”).  Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

1 Name of applicable agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

RITHM CAPITAL CORP.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[NAME OF APPLICABLE AGENT]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:
Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:
[•] shares

Initial Price to Public:
$[•] per share

Purchase Price Payable by the Agent:
$[•] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:
[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
[•], 20[•]

Closing Location:
[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificates referred to in Section 5(a)(i);

(2) the opinion and negative assurance letter of the Company’s outside counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter of the Agents’ counsel referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above
•	The initial price to public set forth above
•	[Other]

Exhibit B

Officer’s Certificate of the Company

Dated __________, 20__

This Officer’s Certificate (this “Certificate”) is executed and delivered in connection with Section 5(a)(i) of the Distribution Agreement, dated August 5, 2022, as amended August 1, 2025 (the “Agreement”), among Rithm Capital Corp., a Delaware corporation (the “Company”), BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, [●], duly appointed and authorized [●] of the Company, hereby certifies as follows:

1.          Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

2.          Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to this Representation Date has been duly, timely and fully complied with in all material respects.

3.          Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

4.          No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

5.          No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Certificate as of the date first written above.

RITHM CAPITAL CORP.

By:
Name:
Title:

Exhibit C

CFO Certificate of the Company

__________, 20___

Reference is made to the Distribution Agreement, dated August 5, 2022, as amended August 1, 2025 (the “Distribution Agreement”), among Rithm Capital Corp. (the “Company”) and BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as agents and/or principals (the “Agents”).  Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Distribution Agreement.

The undersigned, [●], Chief Financial Officer of the Company, in connection with the sale through the Agents, as agents, from time to time by the Company of shares of common stock of the Company, $0.01 par value per share, having an aggregate gross sales price of up to $500,000,000, pursuant to: (i) a prospectus supplement dated August 1, 2025; (ii) the base prospectus dated August 1, 2025 (collectively, the “Prospectus”); and (iii) the Distribution Agreement, hereby certifies, in his capacity as Chief Financial Officer of the Company, that:

1)
I am the duly elected, qualified and acting Chief Financial Officer of the Company and am providing this certificate to the Agents based on my examination of the Company’s financial records and schedules.

2)	I have read the Prospectus.

3)	I have supervised the compilation of and reviewed the circled information contained on certain pages of, or incorporated by reference in, the Prospectus, attached hereto as Exhibit A.

4)	The circled information in Exhibit A hereto is correct, complete and accurate in all material respects.

5)	This certificate is to assist the Agents in conducting and documenting their investigation of the affairs of the Company in connection with the transactions contemplated by the Distribution Agreement.

*   *   *

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Name:
Title: Chief Financial Officer